Exhibit 15.1

中国北京市建国门外大街甲 12号新华保险大厦6层100022

6/F, NCI Tower, A12 Jianguomenwai Avenue, Beijing 100022, China

电话 Tel: +86 10 6569 3399 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

CONSENT LETTER

To:	Quhuo Limited (the “Company”)

3rd Floor, Block D, Tonghui Building

No. 1132 Huihe South Street, Chaoyang District

Beijing, 100023

People’s Republic of China

May 17, 2021

Dear Sirs,

We consent to the references to our firm under the heading “ITEM 3. KEY INFORMATION — D. Risk Factors — Risks Related to Our Business and Industry”, “ITEM 3. KEY INFORMATION — D. Risk Factors — Risks Related to Our Corporate Structure” and “ITEM 4. INFORMATION ON THE COMPANY — C. Organizational Structure — Our Contractual Arrangements” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020 (the “Annual Report”), which is filed with the Securities and Exchange Commission (the “SEC”) on May 17, 2021, and further consent to the incorporation by reference of the summary of our opinions in the Annual Report into the Company’s registration statement on Form S-8 (File No. 333-248884) that was filed on September 18, 2020 pertaining to the Company’s 2019 Share Incentive Plan. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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Yours sincerely,

/s/ Commerce & Financial Law Offices
Commerce & Finance Law Offices